Exhibit 24(b)11

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Oppenheimer Money Market Fund:

We consent to the use in this Registration Statement of Oppenheimer Money Market Fund of our report dated August 21, 1996 appearing in the Statement of Additional Information which is a part of such Registration Statement, and to the reference to our firm under the heading "Financial Highlights" appearing in the Prospectus which is also a part of such Registration Statement.


November 15, 1996                         /s/ KPMG Peat Marwick LLP
Denver, Colorado                              KPMG Peat Marwick LLP